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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.           )

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Filed by a Party other than the Registrant ☐
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☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
Rush Enterprises
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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555 IH 35 SOUTH
NEW BRAUNFELS, TEXAS 78130

April 22, 2005

Dear Shareholder:

        On behalf of the Board of Directors, I cordially invite you to attend the 2005 Annual Meeting of Shareholders of Rush Enterprises, Inc. The Annual Meeting will be held May 25, 2005, at 10:00 a.m. local time at the Plaza Club, which is located on the 21st floor of the Frost National Bank Building, 100 West Houston Street, San Antonio, Texas 78205. The formal Notice of Annual Meeting is set forth in the enclosed material.

        The matters that we expect to act upon at the meeting are described in the attached Proxy Statement. Following the meeting, shareholders will have the opportunity to ask questions and comment on our operations.

        It is important that your views be represented whether or not you are able to be present at the Annual Meeting. Please sign and return the enclosed proxy card promptly.

        We appreciate your investment in Rush Enterprises, Inc. and urge you to return your proxy card as soon as possible.

Sincerely,
W. Marvin Rush Chairman of the Board and Chief Executive Officer

RUSH ENTERPRISES, INC.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

        NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Rush Enterprises, Inc. (the "Company") will be held on May 25, 2005, at 10:00 a.m. local time at the Plaza Club, which is located on the 21st floor of the Frost National Bank Building, 100 West Houston Street, San Antonio, Texas 78205, for the following purposes:

  •
  to elect six directors to serve until the next annual meeting of shareholders or until their successors are elected and qualified;

  •
  to consider and act upon a proposal to ratify the appointment of Ernst & Young LLP to serve as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2005; and

  •
  to consider and act upon any other matter which may properly come before the meeting or any adjournment thereof, although the Board of Directors is presently unaware of any other business to be presented to a vote of the shareholders at the Annual Meeting.

        Information with respect to the above matters is set forth in the Proxy Statement that accompanies this Notice.

        The Company's Board of Directors fixed the close of business on March 31, 2005, as the record date for determining shareholders entitled to receive notice of and to vote at the meeting. The Company will maintain a list of shareholders entitled to vote at the meeting at the Company's principal executive offices during ordinary business hours for ten days prior to the meeting. Any shareholder may examine the list for any purpose relevant to the meeting during the ten day period. The list will also be available for examination throughout the duration of the meeting.

By Order of the Board of Directors,
W. MARVIN RUSH Chairman of the Board and Chief Executive Officer

San Antonio, Texas
April 22, 2005

IMPORTANT

        You are cordially invited to attend the Annual Meeting in person. Even if you plan to be present, please mark, sign, date and return the enclosed proxy at your earliest convenience in the envelope provided, which requires no postage if mailed in the United States.

RUSH ENTERPRISES, INC.

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS

To be Held on May 25, 2005

General Information

        This Proxy Statement and the accompanying proxy are furnished to the shareholders of Rush Enterprises, Inc., a Texas corporation (the "Company" or "Rush"), in connection with the solicitation by the Board of Directors of proxies for use at the Annual Meeting of Shareholders (the "Annual Meeting") to be held on May 25, 2005, at 10:00 a.m. local time at the Plaza Club, which is located on the 21st floor of the Frost National Bank Building, 100 West Houston Street, San Antonio, Texas 78205, and at any adjournment or postponement thereof, for the purposes set forth in the preceding Notice of Annual Meeting of Shareholders. Properly executed proxies received in time for the Annual Meeting will be voted.

        The securities of the Company entitled to vote at the Annual Meeting consist of shares of Class A common stock, $.01 par value (the "Class A Common Stock"), and shares of Class B common stock, $.01 par value (the "Class B Common Stock"). The Class A Common Stock and the Class B Common Stock are sometimes collectively referred to in this Proxy Statement as the "Common Stock." At the close of business on March 31, 2005 (the "Record Date"), there were outstanding and entitled to vote 16,379,586 shares of Class A Common Stock and 7,575,272 shares of Class B Common Stock. The holders of record of Class B Common Stock on the Record Date will be entitled to one vote per share, and the holders of record of Class A Common Stock will be entitled to 1/20th of one vote per share. The Company's Articles of Incorporation do not permit cumulative voting in the election of directors.

        The Annual Report to Shareholders for the year ended December 31, 2004, is also being furnished with this Proxy Statement. The Proxy Statement is being mailed to the holders of record of Common Stock on the Record Date on or about April 22, 2005. The Annual Report to Shareholders does not constitute a part of the proxy materials.

Voting and Proxy Procedures

        Properly executed proxies received in time for the Annual Meeting will be voted. Shareholders are urged to specify their choices on the proxy, but if no choice is specified, eligible shares will be voted for the election of the six nominees for director named herein, and for ratification of the appointment of Ernst & Young LLP to serve as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2005. Management of the Company does not currently know of any other matters that are likely to be brought before the Annual Meeting. However, if any other matters should properly come before the Annual Meeting, the persons named in the enclosed proxy will have discretionary authority to vote such proxy in accordance with their best judgment on such matters.

        If the enclosed proxy card is executed and returned, it may nevertheless be revoked by a later-dated proxy or by written notice filed with the Secretary at the Company's executive offices at any time before the enclosed proxy is exercised. Shareholders attending the Annual Meeting may revoke their proxies and vote in person. The Company's executive offices are located at 555 IH 35 South, New Braunfels, Texas 78130, and the Company's mailing address is P.O. Box 34630, San Antonio, Texas 78265-4630.

        The holders of a majority of the voting power represented by the shares of Class A Common Stock and Class B Common Stock, taken together, issued and outstanding at the close of business on the Record Date, whether present in person or represented by proxy, will constitute a quorum for the transaction of business at the Annual Meeting. Shares held by persons attending the Annual Meeting but not voting, shares represented by proxies that reflect abstentions as to a particular proposal and broker "non-votes" will be counted as present for purposes of determining a quorum. A broker non-vote occurs when a nominee holding shares for a beneficial owner has not received instructions from the beneficial owner and does not have discretionary authority to vote the shares. A plurality of the votes cast at the Annual Meeting is required for the election of directors. Accordingly, the director nominees receiving the highest number of votes will be elected, and abstentions and broker non-votes will not be counted in determining which director nominees received the largest number of votes cast.

        The vote of the holders of a majority of the voting power represented by the shares entitled to vote, present in person or represented by proxy, is required for the ratification of the appointment of Ernst & Young LLP and any other matters as may properly come before the Annual Meeting or any adjournment thereof. Abstentions will have the same effect as votes against the proposal to ratify the appointment of Ernst & Young LLP, and broker non-votes will have no effect on the result of the votes on such proposal.

        The Company will pay the cost of solicitation of proxies. In addition to solicitation by mail, proxies may be solicited by the directors, officers and employees of the Company, without additional compensation (other than reimbursement of out-of-pocket expenses), by personal interview, telephone, facsimile or otherwise. Arrangements will also be made with brokerage firms and other custodians, nominees and fiduciaries who hold the voting securities of record for the forwarding of solicitation materials to the beneficial owners thereof. The Company will reimburse such brokers, custodians, nominees and fiduciaries for reasonable out-of-pocket expenses incurred by them in connection therewith.

PRINCIPAL SHAREHOLDERS

        The table below sets forth certain information with respect to the beneficial ownership of our common stock as of March 15, 2005 by:

  •
  each person or entity known by us to beneficially own five percent (5%) or more of either class of common stock;

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  each director and named executive officer; and

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  all of our directors and executive officers as a group.

        Unless otherwise stated, each of the persons named in the table has sole voting and investment power with respect to the securities beneficially owned by it or him as set forth opposite their name. Beneficial ownership of the common stock listed in the table has been determined in accordance with the applicable rules and regulations promulgated under the Securities Exchange Act of 1934, as amended (the Exchange Act"). The percentage of total voting power is based on 1/20th of one vote for each share of Class A Common Stock and one vote for each share of Class B Common Stock owned by each person.

Beneficial Ownership

	Class A Common Stock		Class B Common Stock
Name and Address(1)	Shares	% of Class	Shares	% of Class	% Total Voting Power(2)
W. Marvin Rush(3)	52,968	*	2,802,968	35.0	31.7
FMR Corp(4)	1,071,048	6.3	—	*	1.0
Wells Fargo & Company(5)	1,035,756	6.1	—	*	*
Artisan Partners Limited Partnership(6)	888,200	5.2	—	*	*
Rutabaga Capital Management LLC(7)	424,750	2.5	581,770	7.3	6.8
John D. Rock(8)	92,000	*	52,000	*	*
Ronald J. Krause(9)	50,000	*	50,000	*	*
Harold D. Marshall(10)	75,000	*	35,000	*	*
Thomas A. Akin(11)	20,000	*	—	*	*
W. M. "Rusty" Rush(12)	17,291	*	17,291	*	*
James E. Thor	—	*	—	*	*
Martin A. Naegelin, Jr.(13)	7,267	*	7,267	*	*
Daryl J. Gorup(14)	9,048	*	8,105	*	*
All executive officers and directors as a group (fourteen persons, including the executive officers and directors listed above)	367,430	2.2	3,015,433	37.7	34.3

*
Represents less than 1% of the issued and outstanding shares of common stock or total voting power.

(1)
Except as otherwise noted, the street address of the named beneficial owner is 555 IH 35 South, New Braunfels, Texas 78130.

(2)
Based on a total of 16,369,285 shares of Class A Common Stock and 7,564,972 shares of Class B Common Stock issued and outstanding on March 15, 2005, plus vested options issuable under the Company's 1997 Non-Employee Director Stock Option Plan, vested options and options that will vest within 60 days of March 15, 2005 issuable under the Company's Long-Term Incentive Plan, and vested options and options that will vest within 60 days of March 15, 2005 that are issuable outside of any Company plan.

(3)
Includes 1,833 shares of Class A Common Stock and 2,001,833 shares of Class B Common Stock held by 3MR Partners, L.P., of which W. Marvin Rush is the general partner, and 51,135 shares of Class A Common Stock and 51,135 shares of Class B Common Stock issuable upon the exercise of options granted to W. Marvin Rush pursuant to the Company's Long-Term Incentive Plan. W. Marvin Rush is the beneficial owner of the shares held by 3MR Partners, L.P.

(4)
Fidelity Management & Research Company ("Fidelity"), 82 Devonshire Street, Boston, Massachusetts 02109, a wholly-owned subsidiary of FMR Corp. and an investment adviser registered under Section 203 of the Investment Advisers Act of 1940, is the beneficial owner of 1,071,048 shares of the Company's Class A Common Stock as a result of acting as investment adviser to various investment companies registered under Section 8 of the Investment Company Act of 1940. The ownership of one investment company, Fidelity OTC Portfolio, amounted to 1,393,200 shares of the Class A Common Stock. Edward C. Johnson 3d, FMR Corp., through its control of Fidelity, and the funds each has sole power to dispose of the 1,071,048 shares owned by the funds. Neither FMR Corp. nor Edward C. Johnson 3d, Chairman of FMR Corp., has the sole power to vote or direct the voting of the shares owned directly by the Fidelity Funds, which power resides with the Funds' Boards of Trustees. Fidelity carries out the voting of the shares under written guidelines established by the Funds' Boards of Trustees. Members of the Edward C. Johnson 3d family are the predominant owners of Class B shares of common stock of FMR Corp., representing approximately 49% of the voting power of FMR Corp. Mr. Johnson 3d owns 12.0% and Abigail Johnson owns 24.5% of the aggregate outstanding voting stock of FMR Corp. Mr. Johnson 3d is Chairman of FMR Corp. and Abigail P. Johnson is a Director of FMR Corp. The Johnson family group and all other Class B shareholders have entered into a shareholders' voting agreement under which all Class B shares will be voted in accordance with the majority vote of Class B shares. Accordingly, through their ownership of voting common stock and the execution of the shareholders' voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR Corp. Neither Fidelity or any of its affiliates discussed herein is affiliated with the Company or any member of the Company's management. This information is based solely on information contained in Schedule 13G, as amended, filed with the SEC on March 10, 2005.

(5)
Wells Fargo & Company has (i) sole voting power for 837,877 shares of Class A Common Stock, (ii) shared dispositive power for 18,157 shares of Class A Common Stock, and (iii) sole dispositive power for 602,406 shares of Class A Common Stock. The address for Wells Fargo & Company is 420 Montgomery Street, San Francisco, California 94104. This information is based solely on information contained in Schedule 13Gs filed with the SEC on January 31, 2005. Wells Fargo & Company is not affiliated with the Company or any member of the Company's management. The Company does not know what natural person or public company has the ultimate voting or investment control over the shares held by Wells Fargo & Company.

(6)
Artisan Partners Limited Partnership has (i) shared voting power for 888,200 shares of Class A Common Stock, and (ii) shared dispositive power for 888,200 shares of Class A Common Stock. The address for Artisan Partners Limited Partnership is 875 East Wisconsin Avenue, Suite 800, Milwaukee, Wisconsin 53202. This information is based solely on information contained in Schedule 13Gs filed with the SEC on January 26, 2005. Artisan Partners Limited Partnership is not affiliated with the Company or any member of the Company's management. The Company does not know what natural person or public company has the ultimate voting or investment control over the shares held by Artisan Partners Limited Partnership.

(7)
Rutabaga Capital Management LLC has (i) sole voting power for 396,750 shares of Class A Common Stock and 275,300 shares of Class B Common Stock, (ii) shared voting power for 494,900 shares of Class A Common Stock and 446,500 shares of Class B Common Stock, and (iii) sole dispositive power for all shares of Class A Common Stock and Class B Common Stock that it owns. The address for Rutabaga Capital Management LLC is 64 Broad Street, Third Floor, Boston, Massachusetts 02110. This information is based solely on information contained in Schedule 13Gs filed with the SEC on February 4, 2004. Rutabaga Capital Management LLC is not affiliated with the Company or any member of the Company's management. The Company does not know what natural person or public company has the ultimate voting or investment control over the shares held by Rutabaga Capital Management LLC.

(8)
Includes 90,000 shares of Class A Common Stock and 50,000 shares of Class B Common Stock to be issued upon the exercise of options granted pursuant to the Company's 1997 Non-Employee Director Stock Option Plan.

(9)
Includes 50,000 shares of Class A Common Stock and 30,000 shares of Class B Common Stock to be issued upon the exercise of options granted pursuant to the Company's 1997 Non-Employee Director Stock Option Plan and 20,000 shares of Class B Common Stock to be issued upon the exercise of options granted outside of any Company plan.

(10)
Includes 70,000 shares of Class A Common Stock and 30,000 shares of Class B Common Stock to be issued upon the exercise of options granted pursuant to the Company's 1997 Non-Employee Director Stock Option Plan.

(11)
Includes 20,000 shares of Class A Common Stock to be issued upon the exercise of options granted pursuant to the Company's 1997 Non-Employee Director Stock Option Plan.

(12)
Includes 15,250 shares of Class A Common Stock and 15,250 shares of Class B Common Stock to be issued upon the exercise of options granted pursuant to the Company's Long-Term Incentive Plan.

(13)
Includes 5,267 shares of Class A Common Stock and 5,267 shares of Class B Common Stock to be issued upon the exercise of options granted pursuant to the Company's Long-Term Incentive Plan.

(14)
Includes 6,833 shares of Class A Common Stock and 6,833 shares of Class B Common Stock to be issued upon the exercise of options granted pursuant to the Company's Long-Term Incentive Plan.

MATTERS TO COME BEFORE THE ANNUAL MEETING

PROPOSAL 1: ELECTION OF DIRECTORS

        Six directors (constituting the entire Board) are to be elected at the Annual Meeting. All of the nominees named below are now directors of the Company. All nominees have consented to be named and have indicated their intent to serve if elected.

Name	Age	Positions and Offices with the Company	Served as a Director Since
W. Marvin Rush	66	Chairman of the Board, Chief Executive Officer and Director	1965
W. M. "Rusty" Rush	46	President, Chief Operating Officer and Director	1996
Ronald J. Krause	77	Director	1996
John D. Rock	69	Director	1997
Harold D. Marshall	69	Director	1999
Thomas A. Akin	50	Director	2004

        Biographical information on the nominees is set forth below under "Further Information—Board of Directors, Executive Officers and Nominees for Board of Directors."

        The persons named in the enclosed proxy intend to vote the proxy for the election of the nominees. Management of the Company does not contemplate that any of the nominees will become unavailable for any reason, but if that occurs before the Annual Meeting, proxies that do not withhold authority to vote for directors will be voted for another nominee, or other nominees, in accordance with the best judgment of the person or persons appointed to vote the proxy.

        The enclosed proxy provides a means for the holders of Class A Common Stock and Class B Common Stock to vote for each of the nominees listed therein, to withhold authority to vote for one or more of such nominees or to withhold authority to vote for all nominees. Each properly executed proxy received in time for the Annual Meeting will be voted as specified therein, or if a shareholder does not specify in his or her executed proxy how the shares represented by his or her proxy are to be voted, such shares shall be voted for the nominees listed therein or for other nominees as provided above. The director nominees receiving a plurality of the votes at the Annual Meeting will be elected as directors. Abstentions and broker non-votes will not be treated as votes for or against any particular director nominee and will not affect the outcome of the election.

Committees of the Board of Directors

        The business of the Company is managed under the direction of its Board of Directors. The Audit Committee, the Compensation Committee, and the Nominating and Governance Committee are the three standing committees of the Company's Board of Directors. The Nominating Committee was formed in March 2003 and its charter was amended in February 2004 to convert it into the Nominating and Governance Committee.

        The Audit Committee recommends the selection of and confers with the Company's independent accountants regarding the scope and adequacy of annual audits, reviews reports from the independent accountants and meets with the independent accountants and with the Company's financial personnel to review the adequacy of the Company's accounting principles, financial controls, disclosure controls and policies. The Audit Committee operates pursuant to a charter, which was adopted during 2001 and amended in 2004. In 2004, the Audit Committee consisted of the following independent directors: Ronald J. Krause, John D. Rock, Harold D. Marshall, and Thomas A. Akin.

        The Board of Directors has designated Thomas A. Akin as the Audit Committee "financial expert" under applicable SEC rules. Based on Mr. Akin's extensive financial and accounting experience, the Board of Directors determined that Mr. Akin qualifies as an "audit committee financial expert," as defined by the rules of the Securities and Exchange Commission.

        The Board of Directors has determined that each member of the Audit Committee is financially literate. Each member of the Audit Committee has been determined by the Board of Directors to be independent in accordance with the listing standards of the NASDAQ National Market and the applicable rules of the Securities and Exchange Commission. For more information regarding the Audit Committee, see the Audit Committee Report contained herein.

        The Compensation Committee reviews the Company's compensation philosophy and programs, exercises authority with respect to the payment of salaries and incentive compensation to directors and officers of the Company, and administers the Company's Long-Term Incentive Plan (the "Incentive Plan"). In 2004, the following independent directors constituted the Company's Compensation Committee: Ronald J. Krause, John D. Rock, Harold D. Marshall and Thomas A. Akin.

        The Nominating and Governance Committee is responsible for identifying individuals qualified to become Board members and recommending them to the full Board for consideration. This includes all potential candidates, whether initially recommended by management, other Board members or shareholders of the Company. In addition, the committee makes recommendations to the Board for Board committee assignments, develops and annually reviews corporate governance guidelines for the Company and otherwise oversees corporate governance matters, and coordinates an annual performance review for the Board, Board committees and individual director nominees. The Nominating and Governance Committee consists of the following independent directors: Ronald J. Krause, John D. Rock, Harold D. Marshall and Thomas A. Akin. The Nominating and Governance Committee operates pursuant to a charter which is available at the "About Us—Corporate Governance" section of the Company's website located at www.rushenterprises.com.

Communications with Directors

        The Board of Directors welcomes input and suggestions from shareholders by mail. Additionally, those wishing to provide input or suggestions to the Board of Directors may also do so by calling Rush's Compliance Line at (877) 888-0002. Shareholders may direct their input or suggestions to specific directors, committees of the Board of Directors or all of the members of the Board of Directors.

        To communicate to the Audit Committee issues or complaints regarding questionable accounting, internal accounting controls or auditing matters, you may anonymously and confidentially contact the Audit Committee by calling Rush's Compliance Line at the number above.

Code of Conduct for Employees and Directors

        The Company adopted a Code of Conduct for Employees and Directors that applies to all Company officers, directors and employees. The Company's Code of Conduct for Employees and Directors is available on the "About Us—Corporate Governance" section of the Company's website.

Code of Ethics for Senior Financial Officers

        In February 2004, the Board adopted a Code of Ethics for Senior Financial Officers that applies to the Company's Chief Executive Officer, Chief Operating Officer, Chief Financial Officer and other financial professionals employed by the Company, including the principal accounting officer. Those subject to the Company's Code of Ethics for Senior Financial Officers will be surveyed annually for compliance. Only the Audit Committee of the Board of Directors can amend or grant waivers from the provisions of the Code of Ethics for Senior Financial Officers, and any such amendments or waivers will be promptly posted on the Company's website. The Code of Ethics for Senior Financial Officers is available at the "About Us—Corporate Governance" section of the Company's website.

Shareholder Nominations of Candidates for Director

        Any shareholder wishing to recommend a candidate for consideration as a director nominee must submit the recommendation in writing not later than 90 days before the first anniversary date of the immediately preceding annual meeting to Rush Enterprises, Inc.—Nominating and Governance Committee, 555 IH 35 South, New Braunfels, Texas 78130. Therefore, to submit a candidate for consideration as a director nominee for the 2006 Annual Meeting, a shareholder must submit its recommendation by February 24, 2006. The written recommendation must contain the following information:

  •
  the name and address of the shareholder making the nomination and the name and address of the person or persons to be nominated;

  •
  the number of shares of Class A Common Stock and Class B Common Stock that the shareholder owns and is entitled to vote at the annual meeting;

  •
  a statement that the shareholder intends to appear in person or by proxy at the meeting to nominate the person or persons so specified;

  •
  a description of all arrangements or understandings (if any) between the shareholder and each nominee or other person (naming such person) by or under which the nominations are to be made;

  •
  information about the nominees as would be required to be included in a proxy statement filed under then current SEC rules; and

  •
  the consent of each nominee to serve as a director of the company.

        The Nominating and Governance Committee will consider all candidates recommended by shareholders who comply with the foregoing procedures. The Nominating and Governance Committee, in its sole discretion, will determine whether the candidates recommended by shareholders are qualified to become a member of the Company's Board of Directors. Candidates recommended by shareholders are evaluated on the same basis as candidates recommended by the Company's directors, Chief Executive Officer, other executive officers, third-party search firms or other sources.

Minimum Qualifications for Director Nominees and Board Member Attributes

        The Nominating and Governance Committee has no specific, minimum qualifications for director candidates. In general, however, persons considered for Board positions must have demonstrated leadership capabilities, be of sound mind and high moral character, have no personal or financial interest that would conflict or appear to conflict with the interests of the Company, and be willing and able to commit the necessary time for Board and committee service. To comply with regulatory requirements, a majority of Board members must qualify as independent members under the listing standards of the NASDAQ National Market and applicable rules of the Securities and Exchange Commission, and one or more members of the Company's Audit Committee must qualify as an "audit committee financial expert" as such term is defined by the rules of the Securities and Exchange Commission.

Identification and Evaluation of Director Candidates

        The objective of the Nominating and Governance Committee is to identify future potential directors sufficiently in advance so that the committee can provide both the candidates and the

Company the opportunity to evaluate one another and potential Board service over a period of time. With respect to candidates identified by management, individual directors or shareholders, the committee makes a preliminary review of the candidate's background, career experience and qualifications based on publicly available information or information provided by the person who identifies the candidate. If a consensus is reached in the committee that a particular candidate would likely contribute positively to the Board's mix of skills and experiences, and a Board vacancy exists or is likely to occur in the foreseeable short term, the candidate is contacted to confirm his or her interest and willingness to serve. The committee conducts in-person interviews and may invite other Board members or senior Rush officers or managers to interview the candidate to assess his or her overall qualifications. In the context of the current composition and needs of the Board and its committees, the committee considers factors such as independence, judgment, skill, diversity, experience with businesses and other organizations of comparable size, experience as an officer of a publicly traded company, the interplay of the candidate's experience with the experience of other Board members, the extent to which the candidate would be a desirable addition to the Board and any committees of the Board and willingness to devote adequate time and effort to Board and committee responsibilities.

        At the conclusion of this process, the Nominating and Governance Committee reaches a conclusion and reports the results of its review to the full Board. The report includes a recommendation whether the candidate should be nominated for election to the Board. This procedure is the same for all candidates, including director candidates identified by shareholders.

Meetings of the Board of Directors

        During 2004, the Board of Directors met six times. The Compensation Committee met four times during 2004, the Audit Committee met four times during 2004, and the Nominating and Governance Committee met four times during 2004. Each of the directors of the Company attended at least 75% of the aggregate of the meetings of the Board of Directors and committees of which he was a member. The Board regularly schedules a Board meeting to occur the day of the annual shareholders' meeting. Although the Company has no formal policy on director attendance at the annual shareholders' meeting, this scheduling facilitates their attendance. All of the then current members of the Board attended the Company's 2004 annual meeting.

Compensation of Directors

        In 1997, the Company adopted and the shareholders approved the 1997 Non-Employee Director Stock Option Plan (the "1997 Plan"). Pursuant to the 1997 Plan, each person who is elected or reelected as a non-employee director receives an option to purchase 20,000 shares of the Company's Class A Common Stock as of the date such director is elected or re-elected as a director of the Company, if such election takes place at an annual meeting of shareholders, or as of the date of the first annual meeting of shareholders subsequent to such director's election or appointment, if such election or appointment does not occur at an annual meeting of shareholders. The aggregate number of shares with respect to which options may be granted under the 1997 Plan is currently 600,000 shares of Class A Common Stock and 180,000 shares of Class B Common Stock. Each option is granted at the closing price of the Common Stock as reported by the NASDAQ® National Market on the date of grant and fully vests on the date of grant.

        For fiscal 2004, each non-employee member of the Board of Directors received options pursuant to the terms of the 1997 Plan, $1,500 per day for each day in which he rendered services to, or on behalf of, the Company, a Company-owned automobile, and reimbursement for travel expenses to and from the meetings. In addition to attending the regularly called meetings of the Board of Directors and committees thereof during 2004, each non-employee member of the Board of Directors participated in a number of meetings in connection with the Company's acquisition of certain assets of American Truck Source, Inc. and the Company's public offering of additional shares of Class A Common Stock.

The total cash compensation received by each non-employee member of the Board of Directors during 2004 was as follows: Thomas A. Akin—$27,000, Ronald J. Krause—$52,500, Harold D. Marshall—$48,000, and John D. Rock—$33,000.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF THE INDIVIDUALS NOMINATED FOR ELECTION AS DIRECTORS

PROPOSAL 2: RATIFICATION OF APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTING FIRM

        The Board of Directors, upon recommendation of its Audit Committee, has appointed the firm of Ernst & Young LLP ("E&Y") to serve as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2005. Although shareholder ratification is not required, the Board of Directors has directed that such appointment be submitted to the shareholders of the Company for ratification at the Annual Meeting. E&Y, through the process of reauditing the Company's 2000 and 2001 consolidated financial statements, has served as the Company's independent public account of ng firm with respect to the Company's consolidated financial statements for the years ended December 31, 2000, 2001, 2002, 2003 and 2004, and is considered by management of the Company to be well qualified. If the shareholders do not ratify the appointment of E&Y, the Board of Directors may reconsider the appointment.

        In April 2002, the Board of Directors, upon recommendation of its Audit Committee, dismissed the Company's former independent accountants, Arthur Andersen LLP ("Andersen"). Andersen's reports on the Company's consolidated financial statements for each of the years ended December 31, 2001 and 2000 did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles. During the year ended December 31, 2001 and the subsequent interim period preceding their dismissal, there were no disagreements with Andersen on any matter of accounting principle or practice, financial statement disclosure, or auditing scope or procedure which, if not resolved to Andersen's satisfaction, would have caused them to make reference to the subject matter of the disagreements in connection with their reports on the Company's consolidated financial statements for such years, and there were no reportable events as defined in Item 304(a)(1)(v) of Regulation S-K.

        Representatives of E&Y will be present at the Annual Meeting. They will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions from shareholders.

        Ratification of the appointment of E&Y requires the affirmative vote of the holders of a majority of the voting power represented by the shares of Class A Common Stock and Class B Common Stock entitled to vote in person or by proxy at the Annual Meeting. Abstentions will have the same effect as votes against the proposal, and broker non-votes will have no effect on the result of the votes on the proposal. Proxies will be voted for or against such approval in accordance with specifications marked thereon, and if no specification is made, the proxies will be voted for such approval.

        Ernst & Young's reports on the Company's consolidated financial statements for the year ended December 31, 2004 did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.

        During the year ended December 31, 2004 and through the date hereof, there were no disagreements with E&Y on any matter of accounting principle or practice, financial statement disclosure, or auditing scope or procedure that, if not resolved to E&Y's satisfaction, would have caused them to make reference to the subject matter in connection with their report on the Company's consolidated financial statements for such years, and there were no reportable events as defined in Item 304(a)(1)(v) of Regulation S-K.

        During the year ended December 31, 2004 and through the date hereof, the Company did not consult E&Y with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company's consolidated financial statements, or any other matters or reportable events as set forth in Items 304(a)(2)(i) and (ii) of Regulation S-K.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE PROPOSAL TO RATIFY THE APPOINTMENT OF ERNST & YOUNG LLP AS THE COMPANY'S INDEPENDENT PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2005

FURTHER INFORMATION

Board of Directors, Executive Officers and Nominees for Board of Directors

        Set forth below is information with respect to each director, executive officer and nominees for directors of the Company as of March 31, 2005. The directors are nominated annually by the Nominating Committee and elected annually by the shareholders of the Company. The executive officers are elected by the Board of Directors and serve at the discretion of the Board.

Name	Age	Position
W. Marvin Rush	66	Chairman of the Board, Chief Executive Officer and Director
W. M. "Rusty" Rush	46	President, Chief Operating Officer and Director
J. M. "Spike" Lowe, Jr.	61	Senior Vice President—Corporate Development
David C. Orf	55	Senior Vice President—Marketing and Specialized Equipment Sales
Brent Hughes	62	Senior Vice President—Financial Services
Daryl J. Gorup	56	Senior Vice President—Dealership Operations
Martin A. Naegelin, Jr.	41	Senior Vice President—Chief Financial Officer
James E. Thor	47	Senior Vice President—Retail Sales
Richard Hall	66	Vice President—Insurance
Derrek Weaver	32	Chief Compliance Officer and Vice President—Legal Affairs
Ronald J. Krause(1)	77	Director
John D. Rock(1)	69	Director
Harold D. Marshall(1)	69	Director
Thomas A. Akin(1)	50	Director

(1)
Determined by the Company's Board of Directors to be independent in accordance with the listing standards of the NASDAQ National Market and the applicable rules of the Securities and Exchange Commission. Member of the Audit Committee, the Compensation Committee and the Nominating and Governance Committee.

        W. Marvin Rush founded the Company in 1965. He served as President from inception until November 1995 when he began his service as Chairman of the Board and Chief Executive Officer. He also served on the Peterbilt dealer council from 1984-1987 and was elected its Chairman in 1987. He was also active on the PacLease Executive Committee from 1989-1992 and was Chairman in 1992. Other honors include the regional Peterbilt Dealer of the Year in 1986, 1987 and 1988, as well as the Midranger Dealer of the Year in 1989. His highest Peterbilt honor was being named North American Peterbilt Dealer of the Year for the 1993-1994 and the 2000-2001 years.

        W.M. "Rusty" Rush served as Vice President and Executive Vice President of the Company from 1990 until November 1995 when he began his service as President of the Company. He was named the Company's Chief Operating Officer in December 2001 and President of Rush Equipment Centers in June 2003. For several years he has overseen the Company's heavy-duty truck segment. He is now responsible for all operations of the Company.

        J. M. "Spike" Lowe, Jr. has worked for the Company since 1968, holding the position of Vice President of the Company since 1994. He was promoted to Senior Vice President in 1999. Currently he is responsible for real estate acquisitions, construction projects and all open account and unsecured lending for the Company.

        David C. Orf has served as Vice President of Marketing and Specialized Equipment Sales of the Company since 1993, and in October 1996 Mr. Orf was promoted to Senior Vice President. Mr. Orf was the general manager of the Company's Houston, Texas facilities until January 1996. Prior to joining the Company, Mr. Orf served as the southeast regional manager of Peterbilt Motors Company, a division of PACCAR.

        Brent Hughes has served as Vice President of Financial Services since 1993 and he became Senior Vice President in September 1997. He is in charge of all secured financing for the Company. Prior to joining Rush, Mr. Hughes worked for Associates Commercial Corporation for 22 years where he served as Branch Manager in New York City and later in San Antonio and was Senior Vice President of the western region immediately prior to joining the Company in 1992.

        Daryl J. Gorup has served as Senior Vice President of Dealership Operations of the Company since January 1997. Prior to joining the Company, Mr. Gorup served for 15 years in various executive positions with Peterbilt Motors Company, including General Sales Manager.

        Martin A. Naegelin, Jr. has served as Vice President and Chief Financial Officer since January 1997. Mr. Naegelin was promoted to Senior Vice President in December 2001 and was named Secretary and Treasurer of the Company and Executive Vice President of Rush Equipment Centers in March 2003. His responsibilities include the Company's corporate administrative functions, its retail finance and insurance operations, its truck leasing operations and construction equipment operations. Prior to joining the Company, Mr. Naegelin served as Vice President of Investor Relations and Corporate Development of Norwood Promotional Products, Inc. Mr. Naegelin had seven years of public accounting experience prior to joining Norwood in 1993.

        James E. Thor has served as the Senior Vice President of Retail Sales since June 2004. Prior to joining the Company, Mr. Thor served for 14 years in various executive positions with Peterbilt Motors Company. In 1996, Mr. Thor was promoted to Director of U.S. Regional sales of Peterbilt, prior to which he served as Regional Sales Manager and District Sales Manager.

        Richard "Dick" Hall has worked for the Company since December 1992 and has served as Vice President of Associated Acceptance, Inc., the Company's insurance agency affiliate, since that time. Mr. Hall was elected a Vice President of the Company in 2003. Prior to joining the Company, Mr. Hall worked for 8 years as President and Director of Municipal Insurance Company of America, Elgin, Illinois, 15 years as President and Director of Northland Insurance Agency, Inc., a bank holding company in Chicago, Illinois, and he owned and operated an insurance school in San Antonio for six years.

        Derrek Weaver has served as Chief Compliance Officer and Vice President of Legal Affairs since February 2005. Mr. Weaver is responsible for overseeing all legal matters pertaining to the Company, including general corporate compliance and governance matters, acquisitions and dispute resolution. Prior to joining the Company, Mr. Weaver was an Associate Attorney at Fulbright & Jaworski L.L.P. in San Antonio from October 2001 until February 2005, and was a Sales Engineer for the Trane Company's commercial and industrial HVAC group from July 1994 until August 1998. Mr. Weaver received a B.S. in Mechanical Engineering from the University of Colorado at Boulder in 1994 and a J.D., summa cum laude, from the Texas Tech University School of Law in 2001.

        Ronald J. Krause has served as a director of the Company since June 1996. Mr. Krause served as President of Associates Commercial Corp. from 1976 until 1981 and President and Chief Operating Officer of Associates First Capital Corp. from 1981 until his retirement in 1989. Mr. Krause was Vice Chairman of the Board of Directors of Associates of North America from 1988 until 1989.

        John D. Rock has served as a director of the Company since April 1997. Mr. Rock served as a Vice President of the Oldsmobile Division of General Motors Corporation from 1991 until his retirement from General Motors Corporation in February 1997 after 36 years of service. While at General Motors Corporation, Mr. Rock held various executive positions in sales, service and marketing. Mr. Rock also served as a member of the Board of Directors of Volvo—GM Heavy Truck Corporation.

        Harold D. Marshall has served as a director of the Company since February 1999. Mr. Marshall served as President, Chief Operating Officer and a director of Associates First Capital Corp. from May 1996 until his retirement in March 1999. Mr. Marshall joined Associates in 1961 and organized their Transportation Division in 1974. Mr. Marshall served as Vice Chairman of the American Trucking Association, Trustee of the American Trucking Association Foundation, and as a Trustee on the Board of Trustees of the Dallas Museum of Art. Mr. Marshall currently serves as Trustee Emeritus of the Hudson Institute Board of Trustees. Mr. Marshall also serves as a director and member of the audit and compensation committees of Overnite Transportation Company. Since his retirement in 1999, Mr. Marshall has devoted his time and attention to his personal investments.

        Thomas A. Akin has served as a director of the Company since August 2004. Mr. Akin worked in the audit department of Ernst & Young from 1976 until 1989 and has served as the director of the audit department for Akin, Doherty, Klein & Feuge, P.C., in San Antonio, Texas since 1991. Throughout his career, Mr. Akin has served as the client service executive responsible for the independent audit for companies registered with the SEC.

        W.M. "Rusty" Rush is the son of W. Marvin Rush. There are no other family relationships among the executive officers and directors of the Company.

        All directors of the Company hold office until the next annual meeting of shareholders and the election and qualification of their successors. Each officer of the Company was chosen by the Board of Directors and serves at the pleasure of the Board of Directors until his or her successor is appointed or until his or her earlier resignation or removal in accordance with applicable law.

Compensation Committee Report on Executive Compensation

        The Compensation Committee is responsible for making all compensation decisions for the named executive officers including determining base salary and annual incentive compensation amounts and granting stock options and other stock-based compensation under the Company's Long-Term Incentive Plan.

  Overall Objectives of the Executive Compensation Program

        The purpose of the Company's compensation plan is to attract, retain and motivate key management employees. It is the philosophy of the Company to pay its executives at levels commensurate with both Company and individual performance. A primary consideration in developing the Company's executive compensation programs is to link the long-term financial interests of executives with those of the Company and its shareholders. The Compensation Committee reviews compensation for comparable organizations in order to establish the Company's total compensation program and determine awards under the Incentive Plan.

        In 2004, the total compensation program for the Company's top executives, approved by the Company's Board of Directors, consisted of a base salary and bonus for each of such executives. The Compensation Committee has reviewed all components of the C.E.O.'s and other named executive officers' compensation including salary, bonus and long-term incentive compensation, accumulated realized and unrealized stock option gains, and the dollar value to the executive and cost to the Company of all perquisites and other personal benefits.

  Base Salary Program

        It is the Company's policy to establish salaries at a level approximating the average of the competitive levels in comparable organizations and to provide annual salary increases reflective of the executive's performance, level of responsibility and position with the Company. In 2004, W. Marvin Rush, the Company's C.E.O., received a base salary of $900,000. The Compensation Committee reviews salaries paid to the chief executive officers of companies in industries that are similar to the Company's industry and compares the financial performance of such companies to the Company's financial performance in determining Mr. Rush's base salary.

  Annual Incentive

        The Compensation Committee annually evaluates the performance of the Company as a whole and the performance of each executive officer. Based on this evaluation, the Compensation Committee, in its sole discretion, determines the amount, if any, of incentive payments to each executive officer. The Compensation Committee does not utilize formalized mathematical formulas in determining the amount of incentive payments to its executive officers. The Compensation Committee believes that revenue growth and profit growth are important factors to consider when determining incentive payments, but many other factors are considered. W. Marvin Rush received a $500,000 bonus from the Company for services performed on behalf of the Company during 2004.

  Long-Term Incentive Plan

        The Company adopted its Incentive Plan in 1996, prior to its initial public offering, and the shareholders of the Company approved the Incentive Plan at the 1998 Annual Meeting of Shareholders. The Incentive Plan permits the Company to make grants of stock options, restricted stock, performance shares and other awards to employees as part of the Company's overall incentive compensation program. The Incentive Plan is intended to attract, retain and motivate key management personnel and to align the interest of the executives with those of shareholders. The Company awards individual long-term incentive grants based upon each employee's position in the Company and responsibility level. In 2004, the Company granted W. Marvin Rush options to purchase 23,500 shares of Class B Common Stock under the Incentive Plan.

  Perquisites

        Officers of the Company are entitled to receive various perquisites including: auto and gas allowances, auto insurance, reserved parking, an annual physical, a cell phone, Company-paid long-term disability insurance, rewards points earned from purchases made on Company credit cards and trips awarded to the Company from vendors with whom the Company does business. In addition to the perquisites afforded other officers of the Company, W. Marvin Rush and W.M. "Rusty" Rush each receive the use of a Company-owned automobile that is insured by the Company, are allowed personal use of the Company's ranch when it is not being used for Company business, and are permitted to use the Company-owned aircraft for personal air travel to the extent it is not otherwise being used for Company business. The Company pays W. Marvin Rush's medical insurance and personal umbrella insurance premiums. W. Marvin Rush is provided with personal computers connected to the Company's network at his residences, which are serviced and maintained by Company employees. The

Compensation Committee considers these perquisites when establishing annual salaries of the Company's executive officers and believes that these perquisites are an important component of our compensation package.

        Certain employees of the Company perform personal services exclusively for W. Marvin Rush. The cost to the Company of the salaries and benefits paid to these employees is deducted from W. Marvin Rush's after tax income each pay period. The total reimbursed cost of these employees' salaries and benefits were $131,949 in 2004, $117,096 in 2003, and $119,696 in 2002.

  Section 162(m)

        Section 162(m) of the Internal Revenue Code of 1986, as amended, currently imposes a $1 million limitation on the deductibility of certain compensation paid to each of the Company's five highest paid executives. Excluded from this limitation is compensation that is "performance based." For compensation to be performance based it must meet certain criteria, including being based on predetermined objective standards approved by shareholders. The Company believes that compensation relating to options granted under the Incentive Plan should be excluded from the $1 million limitation calculation. Compensation relating to the Company's incentive compensation awards do not currently qualify for exclusion from the limitation, given the discretion that the Compensation Committee has in establishing the performance goals for such awards. The Compensation Committee believes that maintaining the discretion to evaluate the performance of the Company's management is an important part of its responsibilities and inures to the benefit of the Company's shareholders. However, the Compensation Committee intends to take into account the potential application of Section 162(m) with respect to incentive compensation awards and other compensation decisions made by it in the future.

  Conclusion

        The Compensation Committee believes these executive compensation policies serve the interests of the shareholders and the Company effectively. The Compensation Committee believes that the various pay vehicles offered are appropriately balanced to provide increased motivation for executives to contribute to the Company's overall future successes, thereby enhancing the value of the Company for the shareholders' benefit. The Committee believes that the C.E.O.'s and other named executive officers' total compensation are, in the aggregate, reasonable and not excessive.

Compensation Committee of the Board of Directors

Thomas A. Akin
Harold D. Marshall
Ronald J. Krause
John D. Rock

Audit Committee Report

        Notwithstanding anything to the contrary in any of the Company's filings under the Securities Act of 1933 or the Exchange Act, the following report of the Audit Committee shall not be incorporated by reference into any such filings and shall not otherwise be deemed filed under such acts.

        The Audit Committee has done the following:

  •
  Reviewed and discussed the audited financial statements with management.

  •
  Discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61.

  •
  Received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1.

  •
  Considered whether the provision of non-audit services is compatible with maintaining the auditors' independence.

  •
  Discussed with the independent auditors the auditor's independence.

  •
  Based on the review and discussions above, recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2004 for filing with the Securities and Exchange Commission.

        The Board of Directors has determined that the members of the Audit Committee are independent, in accordance with the listing standards established by the NASDAQ National Market and the applicable rules of the Securities and Exchange Commission. The Audit Committee adopted a written charter in 2001, which was amended in 2004. The Audit Committee met four times in the last fiscal year.

        In 2003, the Audit Committee implemented a policy that provides for pre-approval of audit, audit related and non-audit services performed by the independent auditor to ensure that the provision of non-audit services would not impair the auditor's independence. The Committee will annually review and pre-approve services that may be provided by the independent auditor without specific approval from the Audit Committee. Unless a type of service to be provided by the independent auditor receives general pre-approval under the policy, it requires specific approval of the Audit Committee before commencing. Any services that would exceed pre-approved cost levels under the policy would similarly require specific approval of the Audit Committee before being performed at the higher cost level. The Audit Committee regularly reviews the services being provided by the independent auditor and the associated fees and is satisfied that the fees paid for other services would not affect the independence of the auditors in performing their audit function. The fees are set forth in the following section.

Independent Auditor's Fees

Audit and Non-Audit Fees

        The following table presents fees for professional audit services rendered by Ernst & Young LLP for the audit of the Company's annual financial statements for the years ended December 31, 2003, and December 31, 2004, and fees billed for other services rendered by E&Y during those periods. All of the fees presented below were pre-approved by the Audit Committee.

	2003	2004
Audit fees(1)	$190,375	$195,000
Audit related fees(2)	0	136,500
Tax fees(3)	100,500	100,500
All other fees(4)	0	125,000

Total	$290,875	$557,000

(1)
Audit fees consisted principally of professional services rendered in connection with the audit of the Company's financial statements for the years ended December 31, 2003 and 2004 and the reviews of the financial statements included in each of the Company's Quarterly Reports on Form 10-Q during the years ended December 31, 2003 and 2004.

(2)
Audit related fees consisted primarily of fees related to the audit of internal control over financial reporting for the year ended December 31, 2004.

(3)
Tax fees consisted principally of professional services rendered for tax compliance and reporting.

(4)
All other fees consisted of fees related to services rendered for SEC filings, including comfort letters, consents, and comment letters. These fees are related to the public offering of the Company's common stock completed in November 2004. The Company does not expect these fees to be recurring.

        For the year 2005, the Audit Committee recommended to the Board, and the Board has appointed, E&Y as the independent public accounting firm for the Company. The appointment by the Board of Directors of E&Y to serve as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2005 is being submitted to the Company's shareholders for ratification.

Audit Committee of the Board of Directors

Thomas A. Akin
Harold D. Marshall
Ronald J. Krause
John D. Rock

Executive Compensation

        The following table summarizes all compensation awarded to, earned by or paid for services rendered to the Company in all capacities during the years ended December 31, 2002, 2003 and 2004 by the Company's Chief Executive Officer and the Company's four other most highly compensated executive officers during 2004 (the "Named Executive Officers").

Summary Compensation Table

		Annual Compensation							Long-Term Compensation Awards
Name and Principal Position	Fiscal Year	Salary		Bonus			Other Annual Compensation(1)		Securities Underlying Options (#)	All Other Compensation(2)
W. Marvin Rush Chairman of the Board and Chief Executive Officer	2004 2003 2002	$ $ $	900,000 784,133 726,200	$ $ $	500,000 391,176 350,000		$ $ $	95,806 110,190 82,517	23,500 50,000 82,400	$ $ $	30,692 25,637 24,340
W.M. "Rusty" Rush President	2004 2003 2002	$ $ $	384,000 369,333 297,000	$ $ $	500,000 385,000 350,000			— — —	20,000 43,000 43,000	$ $ $	52,285 34,027 34,527
James E. Thor Senior Vice President	2004 2003 2002		$121,875 — —		$385,000 — —	(3)		— — —	10,000 — —		— — —
Martin A. Naegelin, Jr. Senior Vice President	2004 2003 2002	$ $ $	216,200 200,200 184,200	$ $ $	230,000 110,000 100,000			— — —	9,000 18,000 14,000	$ $ $	6,500 6,000 5,500
Daryl J. Gorup Senior Vice President	2004 2003 2002	$ $ $	240,000 229,600 212,400	$ $ $	145,000 110,000 100,000			— — —	10,500 21,000 18,000	$ $ $	6,500 6,000 5,500

(1)
In accordance with SEC rules, the value of Other Annual Compensation received by the Named Executive Officers during the periods covered are omitted where it does not exceed the lesser of $50,000 or 10% of the total annual salary and bonus for the Named Executive Officer. Of the amounts shown for W. Marvin Rush, the estimated cost of his personal use of the Company-owned aircraft was $47,640 in 2004, $61,600 in 2003 and $32,880 in 2002. The Company estimates the cost of personal use of the Company's corporate jet based upon two times the current Standard Industry Fare Level (SIFL) rates as published by the United States Department of Transportation. The remaining amounts represent the estimated costs of other unreimbursed perquisites provided to W. Marvin Rush by the Company, including auto and gas allowances, auto insurance, long-term disability insurance, personal use of the Company's ranch, medical insurance, personal umbrella insurance and the Company's costs associated with the maintenance of personal computers connected to the Company's network at his residences, none of which exceeded 25% of the amounts disclosed in this column for any of the periods covered.

(2)
Consists of matching contributions to the Company's 401(k) plan and the payment of term life insurance premiums for W. Marvin Rush and W. M. "Rusty" Rush. The cost of the term life insurance premiums paid on behalf of W. Marvin Rush were $24,192 in 2004, $19,367 in 2003, and $18,840 in 2002. The cost of the term life insurance premiums paid on behalf of W.M. "Rusty" Rush were $2,640 per year during the periods covered. Additionally, the Company paid the premiums on a universal whole life insurance policy on the life of W. Marvin Rush in which W.M.

  "Rusty" Rush is the sole beneficiary. The purpose of this policy is to allow W.M. "Rusty" Rush to pay a portion of the estate taxes on his father's estate in the event of his father's death to decrease the risk of W.M. "Rusty" Rush being forced to sell shares of the Company's common stock to pay such estate taxes. The universal whole life premiums paid on behalf of W.M. "Rusty" Rush were $43,145 in 2004, $25,887 in 2003, and $25,887 in 2002. The remaining amounts for W. Marvin Rush and W. M. "Rusty" Rush represent the value of matching contributions to the Company's 401(k) plan. The Company provides the Named Executive Officers with group life, health, medical and other insurance coverages that are made available to all salaried employees of the Company and that are not included in the Summary Compensation Table.

(3)
Includes a one-time signing bonus of $250,000.

Stock Option Grants in Fiscal 2004

        The following table provides certain information related to options granted by the Company to the Named Executive Officers during fiscal 2004.

						Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term(1)
	Individual Grants
			% of Total Options Granted to Employees in Fiscal 2004
Name	Number of Securities Underlying Options Granted (#)			Exercise or Base Price ($/Share)	Expiration Date
						5% ($)	10% ($)
W. Marvin Rush	23,500	(2)	10.16	11.92	3/15/2014	176,166	446,439
W. M. "Rusty" Rush	20,000	(2)	8.64	11.92	3/15/2014	149,928	379,948
James E. Thor	10,000	(3)	4.32	12.60	6/15/2014	79,241	200,812
Martin A. Naegelin, Jr.	9,000	(3)	3.89	11.96	3/15/2014	67,694	171,550
Daryl J. Gorup	10,500	(3)	4.54	11.96	3/15/2014	78,977	200,142

(1)
The potential realizable value is calculated based on the term of the option and is calculated by assuming that the market price of the Class A Common Stock or the Class B Common Stock appreciates at the indicated annual rate compounded annually from the date of grant until the end of the term of the option and that the option is exercised on the last day of the term of the option and the Class A Common Stock or Class B Common Stock received upon exercise of the option is sold for the appreciated price. The 5% and 10% rates of appreciation are derived from the rules of the Securities and Exchange Commission and do not reflect the Company's estimate of future stock price appreciation. The actual value realized might be greater than or less than the potential realizable values set forth in the table.

(2)
Options to purchase Class B Common Stock.

(3)
Options to purchase Class A Common Stock.

Aggregated Option Exercises in Fiscal 2004 and Fiscal Year End Option Values

        The following table provides information related to Class A Common Stock options exercised by the Named Executive Officers of the Company during fiscal 2004 and the number and value of options held at fiscal year end.

			Number of Securities Underlying Unexercised Options at FY End(#)		Value of Unexercised In-the-Money Options at FY End ($)(1)
Name	Shares Acquired Upon Option Exercise(#)	Value Realized($)
			Exercisable	Unexercisable	Exercisable	Unexercisable
W. Marvin Rush	70,000	556,313	14,902	76,871	156,436	1,015,346
W. M. "Rusty" Rush	38,960	292,706	0	34,318	0	449,992
James E. Thor	0	0	0	10,000	0	36,300
Martin A. Naegelin, Jr.	12,591	91,195	0	38,934	0	422,358
Daryl J. Gorup	19,333	147,325	0	46,668	0	508,579

(1)
On December 31, 2004, the closing price of the Company's Class A Common Stock was $16.23.

        The following table provides information related to Class B Common Stock options exercised by the Named Executive Officers of the Company during fiscal 2004 and the number and value of options held at fiscal year end.

			Number of Securities Underlying Unexercised Options at FY End(#)		Value of Unexercised In-the-Money Options at FY End ($)(1)
	Shares Acquired Upon Option Exercise(#)
Name		Value Realized($)
			Exercisable	Unexercisable	Exercisable	Unexercisable
W. Marvin Rush	70,000	556,313	14,902	150,371	172,530	1,903,531
W. M. "Rusty" Rush	38,960	292,706	0	97,318	0	1,178,295
James E. Thor	0	0	0	0	0	0
Martin A. Naegelin, Jr.	12,591	91,195	0	11,934	0	170,376
Daryl J. Gorup	19,333	146,951	0	15,168	0	215,945

(1)
On December 31, 2004, the closing price of the Company's Class B Common Stock was $17.31.

Employee Benefit Plans

  Incentive Plan

        In April 1996, prior to the initial public offering of the Company's common stock, the Board of Directors and shareholders adopted the Incentive Plan. The shareholders of the Company approved the Incentive Plan at the 1998 Annual Meeting of Shareholders.

  401(k) Plan and Other Employee Benefits

        The Company has a defined contribution pension plan (the "Rush Plan") which is available to all Company employees and the employees of certain affiliates. Each employee who has completed 90 days of continuous service is entitled to enter the Rush Plan. Employees who choose to participate may contribute from 1% to 50% of their total gross compensation (up to a maximum dollar amount established in accordance with Section 401(k) of the Internal Revenue Code of 1986, as amended). However, certain higher paid employees are limited to a maximum contribution of 15% of total gross compensation. For the first 10% of an employee's contribution, the Company, at is discretion, may contribute an amount equal to 25% of the employee's contributions for those employees with less than five years of service and an amount equal to 50% of the employees' contributions for those employees with more than five years of service. The aggregate amount of the Company's contributions for 2004 under these plans was $1.8 million, of which amount $6,500 was for the account of W. Marvin Rush.

Employment Agreements and Change-of-Control Arrangements

        The Company has employment agreements with W. Marvin Rush and W.M. "Rusty" Rush that have four-year terms, subject to automatic extension for an additional year on the anniversary of each agreement. These employment agreements are subject to early termination as provided therein, including termination by the Company for "cause" (as defined in the employment agreements) or termination by W. Marvin Rush or W.M. "Rusty" Rush, as applicable, for "good reason" (as defined in the employment agreements). The employment agreements automatically renew annually and provide for their minimum annual base salary to be equal to their current base salary. In 2004, W. Marvin Rush received a base salary of $900,000 and W.M. "Rusty" Rush received a base salary of $384,000. The employment agreements also provide for bonuses at the discretion of the Compensation Committee of the Board.

        Former Executive Vice President and member of the Company's Board of Directors, Robin M. Rush, left the Company in June of 2003. As provided in his employment agreement, Robin M. Rush elected to receive a continuation of his base salary and benefits available to other employees through the unexpired term of his employment agreement of four years. Additionally, Robin M. Rush may still exercise his options to purchase Common Stock throughout the unexpired term of his employment agreement as if he remained employed with the Company. Robin M. Rush received termination benefits totaling $279,124 during 2004, excluding the value of stock options exercised during 2004.

        The departure packages included in the employment agreements with W. Marvin Rush and W.M. "Rusty" Rush provide that if the Company terminates their employment without cause (including the Company's election to not extend the employment agreements at any renewal date) or within two years of a change-of-control, or if they resign their employment for "good reason" (as defined in the employment agreements), they will be entitled to receive, at their election, either a lump sum payment in the amount equal to their base salary for the unexpired term of their agreements or continuation of their base salary and benefits through the unexpired term of their agreements. A change-of-control is deemed to have occurred if (i) more than 30% of the combined voting power of the Company's then outstanding securities is acquired, directly or indirectly, by any Person (as such term is defined in Sections 13(d) and 14(d) of the Exchange Act); (ii) at any time during the 24-month period after a tender offer, merger, consolidation, sale of assets or contested election, or any combination of such transactions, at least a majority of the Company's Board of Directors shall cease to consist of "continuing directors" (meaning directors of the Company who either were directors prior to such transaction or who subsequently became directors and whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least two-thirds of the directors then still in office who were directors prior to such transaction); (iii) the shareholders of the Company approve a merger or consolidation of the Company with any other corporation, other than a merger or consolidation that would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least 60% of the total voting power represented by the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation; or (iv) the shareholders of the Company approve a plan of complete liquidation of the Company or an agreement of sale or disposition by the Company of all of the Company's assets.

        The Company has also entered into employment agreements with Daryl J. Gorup and Martin A. Naegelin, Jr., which provide for minimum annual base salaries to be equal to their current base salary. In 2004, base salaries received were as follows: Mr. Gorup—$240,000 and Mr. Naegelin—$216,200. The employment agreements also provide for incentive bonuses at the discretion of the Compensation Committee of the Company. The employment agreements are terminable by the Company upon

12 months' prior written notice or, in lieu thereof, immediately terminable upon the payment to the employee of 12 months of his then effective base salary and an amount equal to a percentage of the bonus received by the employee during the preceding year, with such percentage determined according to the number of years of service of the employee. The Company has not entered into an employment agreement with Mr. Thor, but his 2004 base salary was $225,000.

Compensation Committee Interlocks and Insider Participation

        The members of the Compensation Committee during 2004 were Thomas A. Akin, Ronald J. Krause, Harold D. Marshall and John D. Rock, none of whom have ever been an officer of the Company or any of its subsidiaries. None of our executive officers serves as a member of the board of directors or compensation committee of any entity that has one or more of its executive officers serving as a member of our Compensation Committee. In addition, none of our executive officers serves as a member of the compensation committee of any entity that has one or more of its executive officers serving as a member of our Board of Directors.

Performance Graph

        The Company's equity securities have been traded publicly since June 6, 1996. Prior to such date, there was no established market for the Company's equity securities. On July 9, 2002, the shareholders of the Company approved amendments to the Company's Articles of Incorporation that resulted in the reclassification of the Company's previously existing common stock as Class B Common Stock and the issuance of one share of Class A Common Stock for each share of Class B Common Stock owned by the Company's then existing shareholders. The following performance graph compares the Company's cumulative total shareholder return on its Common Stock from December 31, 1999, through December 31, 2004 to the Standard & Poor's 500 Stock Index and to a peer group of other public companies over the same period. Subsequent to July 9, 2002, the date the previously discussed amendment took effect, the Company has added the share prices of its Class A Common Stock and Class B Common Stock together in calculating its cumulative total return. The peer group is comprised of the following companies: Lithia Motors, Inc.; Paccar, Inc.; Travis Boats & Motors, Inc.; United Auto Group, Inc.; and Werner Enterprises, Inc.

        The foregoing graph is based on historical data and is not necessarily indicative of future performance. This graph shall not be deemed to be "soliciting material" or to be "filed" with the Securities and Exchange Commission or subject to Regulations 14A and 14C under the Exchange Act or to the liabilities of Section 18 under the Exchange Act.

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Exchange Act requires the Company's directors, officers and persons who own more than 10% of a registered class of the Company's equity securities to file initial reports of ownership and reports of changes in ownership on Forms 3, 4 and 5 with the Securities and Exchange Commission. Directors, officers and greater than 10% shareholders are required by the Securities and Exchange Commission regulations to furnish the Company with copies of all Forms 3, 4 and 5 they file.

        Except as otherwise stated below, to the knowledge of the Company, based solely on a review of the copies of the Forms 3, 4 and 5 furnished to the Company and written representations that no other reports were required, during the fiscal year ended December 31, 2004, all Forms 3, 4 and 5 applicable to the Company's directors, officers and greater than 10% beneficial owners were filed on a timely basis except for those previously disclosed and the following: (i) James E. Thor was made an officer of the Company and granted employee stock options on June 15, 2004, but the Form 3 and Form 4 required to report these events were not filed until August 23, 2004; (ii) Ralph West was late in reporting the disposition of shares of common stock by his spouse on April 23, 2004, which resulted in the late filing of a Form 4 disclosing the transaction on May 3, 2004; and (iii) the Company inadvertently failed to file a Form 4 disclosing the disposition of the common stock by W. Marvin Rush as a selling shareholder in the Company's public offering in November 2004.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

        Under Article 21.14 of the Texas Insurance Code (the "TIC"), every officer, director and shareholder of a corporation licensed to act as a local recording agent must be individually licensed to act as an insurance agent. An insurance agent is required to be a resident of the State of Texas and pass an examination for a local recording insurance agent's license. W. Marvin Rush, Chairman of the Board and Chief Executive Officer of the Company, is licensed to act as an insurance agent in the State of Texas and is therefore qualified to act as the shareholder, director and officer of Associated Acceptance, Inc. ("AA"), the corporation currently affiliated with the Company that is licensed to act as a local recording agent. The Company has acquired, as a wholly owned subsidiary, a managing general agent (the "MGA") licensed under Article 21.07-3 of the TIC to manage all of the operations of AA. In addition to managing AA, the MGA is qualified to receive any and all commission income that is otherwise payable to AA. The MGA, Mr. Rush and AA have entered into agreements pursuant to which (i) the MGA manages all operations of AA, (ii) all of the income of AA is paid to the MGA, (iii) the Company transfers such funds to AA as are necessary for its operation, and (iv) Mr. Rush has granted the MGA the right to transfer legal ownership of the shares of capital stock of AA at any time to anyone designated by the MGA. Mr. Rush continues to own all of the outstanding stock of AA, subject to his agreements with the MGA prohibiting the transfer of such capital stock.

        The Company owns and operates a jet aircraft in connection with its business. The Company generally limits usage of the aircraft to the Chairman of the Board and Chief Executive Officer of the Company and the President of the Company for personal purposes to the extent the aircraft is not being utilized for Company business. While the Company does not charge for such use of its aircraft for personal purposes, it does report as taxable income to the Internal Revenue Service the value of the transportation services rendered based upon Internal Revenue Service formulas. The value of the transportation services rendered is included in the "Other Annual Compensation" column of the Executive Compensation table to the extent that such value exceeds the disclosure thresholds established under SEC rules.

        Pursuant to the terms of an agreement between the Company and General Motors Acceptance Corporation ("GMAC"), the Company may deposit with GMAC, as overnight funds, an amount no greater than 10.0% of the Company's wholesale floor plan financing debt to GMAC. The Company has a policy whereby if the Company is unable to deposit with GMAC the full amount for which it is eligible, the executive officers and directors of the Company may loan funds to the Company, which then deposits such funds with GMAC. The Company receives interest from GMAC, and pays to such officer or director interest on the funds at the rate the Company receives from GMAC less 0.25%. During 2004, no executive officer or director lent any money to the Company pursuant to this policy.

PROPOSALS FOR 2006 ANNUAL MEETING

        The deadline for submission of shareholder proposals pursuant to Rule 14a-8 of the Exchange Act ("Rule 14a-8"), for inclusion in the Company's proxy statement for its 2006 Annual Meeting of Shareholders is December 23, 2005. The proposal should be sent to the Secretary of the Company. For a proper shareholder proposal submitted outside of the process provided by Rule 14a-8 to be eligible for presentation at Rush Enterprises, Inc.'s 2006 Annual Meeting, timely notice thereof must be received by the Company no later than March 8, 2006.

OTHER MATTERS

        As of the date of this Proxy Statement, management does not intend to present any other items of business and is not aware of any matters to be presented for action at the Annual Meeting other than those described above. However, if any other matters should come before the Annual Meeting to be held on May 25, 2005, it is the intention of the persons named as proxies in the accompanying proxy card to vote in accordance with their best judgment on such matters.

By Order of the Board of Directors,
W. MARVIN RUSH Chairman of the Board and Chief Executive Officer

San Antonio, Texas
April 22, 2005

ANNUAL MEETING OF SHAREHOLDERS OF

RUSH ENTERPRISES, INC.

May 25, 2005

Please date, sign and mail
your proxy card in the
envelope provided as soon
as possible.

Please detach and mail in the envelope provided.

        PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

(1)
ELECTION OF DIRECTORS
NOMINEES:
☐	FOR ALL NOMINEES	O	W. Marvin Rush
		O	W.M. "Rusty" Rush
☐	WITHHOLD AUTHORITY	O	John D. Rock
	FOR ALL NOMINEES	O	Harold D. Marshall
		O	Ronald J. Krause
☐	FOR ALL EXCEPT	O	Thomas A. Akin
(See instructions below)
INSTRUCTION:	To withhold authority to vote for any individual nominee(s), mark "FOR ALL EXCEPT" and fill in the circle next to each nominee you wish to withhold, as shown here: •

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.	☐
		FOR	AGAINST	ABSTAIN
(2)	PROPOSAL TO RATIFY THE APPOINTMENT OF ERNST & YOUNG LLP AS THE COMPANY'S INDEPENDENT PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2005.	☐	☐	☐
(3)	To consider and act upon any other matter which may properly come before the meeting or any adjournment or postponement thereof;	☐	☐	☐
all as more particularly described in the Proxy Statement dated April 22, 2005, relating to such meeting, receipt of which is hereby acknowledged.
Signature of Shareholder	Date:	Signature of Shareholder	Date:

Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

RUSH ENTERPRISES, INC.

PROXY — ANNUAL MEETING OF SHAREHOLDERS — MAY 25, 2005
This proxy is solicited on behalf of the Board of Directors

        The undersigned shareholder of Rush Enterprises, Inc. (the "Company") hereby appoints Steven L. Keller and Martin A. Naegelin, Jr., and each of them, with full power of substitution, proxies of the undersigned to vote at the Annual Meeting of Shareholders of the Company to be held on Wednesday, May 25, 2005, at 10:00 a.m., local time, at the Plaza Club, Frost National Bank Building, 21st Floor, 100 West Houston Street, San Antonio, Texas 78205, and at any adjournment or postponement thereof, the number of votes which the undersigned would be entitled to cast if personally present, and particularly, without limiting the generality of the foregoing, to vote and act on the following matters and in their discretion upon such other business as may properly come before the meeting or any adjournment or postponement thereof.

        This proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted FOR the nominees listed in Proposal 1 and FOR ratification of the appointment of Ernst & Young LLP in Proposal 2.

(Continued and to be signed on the reverse side)

QuickLinks

PRINCIPAL SHAREHOLDERS
Beneficial Ownership
MATTERS TO COME BEFORE THE ANNUAL MEETING
PROPOSAL 1: ELECTION OF DIRECTORS
PROPOSAL 2: RATIFICATION OF APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTING FIRM
THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE PROPOSAL TO RATIFY THE APPOINTMENT OF ERNST & YOUNG LLP AS THE COMPANY'S INDEPENDENT PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2005
FURTHER INFORMATION
Compensation Committee of the Board of Directors
Audit Committee of the Board of Directors
Summary Compensation Table
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
PROPOSALS FOR 2006 ANNUAL MEETING
OTHER MATTERS
ANNUAL MEETING OF SHAREHOLDERS OF RUSH ENTERPRISES, INC. May 25, 2005
Please detach and mail in the envelope provided.
RUSH ENTERPRISES, INC.
PROXY — ANNUAL MEETING OF SHAREHOLDERS — MAY 25, 2005 This proxy is solicited on behalf of the Board of Directors